U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2/A
                            AMENDMENT #2
                       COMISSION FILE # 333-100261

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       NORTHWARD VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                 98-0377543
-------------   ---------------------------   ----------------
(State or other   Standard Industrial           IRS Employer
jurisdiction of   Classification                Identification
incorporation or                                Number
organization)

Northward Ventures Inc.
Michael Waggett, President
1066-West Hastings Street, Suite 2120
Vancouver, British Columbia,
Canada                                          V6E 3X1
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)506-6660
                                           Fax:(604)519-1681
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable
after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |_|

<page1>

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,210,000 shares   $0.50       $1,105,000   101.66
-----------------------------------------------------------------------

(1) Based on the last sales price on August 14, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

          SUBJECT TO COMPLETION, Dated February 10, 2003

Agent for service of process: Nevada Agency and Trust
                              50 Liberty Street West, Suite 880
                              Reno Nevada, USA 89501
                              Telephone:  775-322-0626

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.















<page 2>



                                 PROSPECTUS
                            NORTHWARD VENTURES INC.
                              2,210,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------
           The Date Of This Prospectus Is: February 10, 2003

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.














<Page3>











                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the North Manchester Property and our business may fail ................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the North Manchester Property, we may not be able to
     successfully obtain commercial production ................  7
  -  We need to continue as a going concern if our business is to succeed ...............................................  7

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the North Manchester property our business may fail ....................................  8

Risks Related To Legal Uncertainty
- ----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  8


Risks Related To This Offering
- ------------------------------
    Because our directors own 40.32% of our outstanding stock, they could control and make corporate decisions that may
    be disadvantageous to other minority stockholders  ........ 9

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................ 10
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 11
Selling Shareholders .......................................... 11
Plan of Distribution .......................................... 18
Legal Proceedings ............................................. 21
Directors, Executive Officers, Promoters and Control Persons .. 21 Security Ownership of Certain Beneficial Owners and Management 22
Description of Securities ..................................... 23
Interest of Named Experts and Counsel ......................... 24
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 24
Organization Within Last Five Years ........................... 25
Description of Business ....................................... 25
Plan of Operations ............................................ 31
Description of Property ....................................... 32
Certain Relationships and Related Transactions ................ 32
Market for Common Equity and Related Stockholder Matters ...... 32
Executive Compensation ........................................ 34
Financial Statements .......................................... 35
Changes in and Disagreements with Accountants ................. 36
Available Information ......................................... 36

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

<page 4>

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. To date, we have not conducted any exploration activities, but have spent $2,000 on our
geological report to outline our planned exploration program.   We
have obtained an option to acquire a 70% interest in a mineral claim located in the Sudbury Mining Division, Province of Ontario, Canada. We refer to these mineral claims as the North Manchester Property.
This option is exercisable   by us completing minimum required
exploration expenditures on the North Manchester Property. The North Manchester Property is Subject to a 1% Net Smelter Return Royalty, in favor of Klondike Bay Minerals, the optionor of the North Manchester Property.

Our objective is to conduct mineral exploration activities on the North Manchester Property in order to assess whether the claims possess economic reserves of copper, nickel and or platinum group elements. We have not, as yet, identified any economic mineralization on the property. Our proposed exploration program is designed to search for economic mineral deposits.

We were incorporated on June 18, 2002 under the laws of the state of Nevada. Our principal offices are located at 1066 West Hastings
Street,2120 Vancouver, British Columbia, Canada. Our telephone number is (604)506-6660 .

The Offering:

Securities Being Offered     Up to 2,210,000 shares of common stock.


Offering Price               The selling shareholders will sell our
                             shares at $0.50 per share until our shares
                             are quoted on the OTC Bulletin Board, and
                             thereafter at prevailing market prices or
                             privately negotiated prices.  We determined
                             this offering price based upon
                             the price of the last sale of our common
                             stock to investors.
Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,210,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             4,210,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.

Summary Financial Information

Balance Sheet Data       November 30,2002

Cash                          $47,775
Total Assets                  $50,189
Liabilities                   $ 0
Total Stockholders' Equity    $50,189


Statement of Loss and Deficit

                  From Incorporation on
            June 18, 2002 to November 30, 2002

Revenue                 $      0
Net Loss                (26,811)
<page 5>


                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of November 30, 2002, we had cash in the amount of $47,775. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the North Manchester Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order
to complete the full-recommended exploration program.   We will also
require additional financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL
EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR
INTEREST IN THE NORTH MANCHESTER PROPERTY AND OUR BUSINESS MAY FAIL.

We are obligated to incur exploration expenditures of at least $200,000 on the North Manchester Property by July 31, 2004 in order to exercise the option and obtain a 70% interest in the property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the North Manchester Property, we will require substantial additional capital to fund the continued exploration of our property and exercise the option. If we do not incur the exploration expenditures required by the option agreement, we will forfeit our interest in the North Manchester Property and will have no interest in the property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

<page 6>

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not even begun the initial stages of exploration of the North Manchester Property, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 18, 2002 and to date have been involved primarily in organizational activities and the acquisition of our property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the North Manchester Property and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain economic mineralization reserves of copper, nickel, and platinum. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such Liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE
NORTH MANCHESTER PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN COMMERCIAL PRODUCTION.

The North Manchester Property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the North Manchester Property into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing.

<page7>

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended August 31, 2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE NORTH MANCHESTER PROPERTY, OUR BUSINESS MAY FAIL.

While we have obtained a geological report with respect to the North Manchester Property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. The North Manchester Property has not been surveyed and therefore, the precise location and area of the property may be in doubt.

                 Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER
LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of ore. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 47.505% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE
DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, own approximately 47.505% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

<page 8>

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE
ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Waggett is presently required to spend only 25% of his business time on business management services for our company. While Mr. Waggett presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Waggett from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Waggett may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL
EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management, while experienced in resource company management, does not have any significant technical training or accreditation in resource exploration or mining. We rely on the opinions of consulting geologists that we retain from time to time for specific exploration projects or property reviews. As a result of our management's inexperience, there is a higher risk of our being unable to complete our business plan.


IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS
MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

<page 9>

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL
THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

<page 10>

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,210,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 15, 2002;

2. 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 26, 2002; and

3. 10,000 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 14, 2002.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

<page 11>


                            Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares owned
Name Of      Shares Owned   Selling         Upon           Upon
Selling      Prior To This  Shareholders    Completion Of  Completion of
Stockholder  Offering       Account         This Offering  This Offering

Allison        500           500               Nil            Nil
Andrew
980 Marine Drive
North Vancouver
BC, Canada

Eli Basas     100,000        100,000           Nil            Nil
2-15243-91st
Avenue
Surrey BC
Canada

Herlenda Basas    500            500           Nil            Nil
210-889 West 7th
Avenue
Vancouver BC
Canada

Isidro Basas      500             500          Nil            Nil
7790 Goodlad
Street
Burnaby BC
Canada


Penny Bertram  190,000         190,000          Nil           Nil
15652 Aster Road
Surrey BC, Canada

Doug Blackman   210,000         210,000         Nil           Nil
2100-1066 West
Hastings Street
Vancouver BC
Canada

Michael Butschler   500             500         Nil           Nil
2450 Norcrest Court
Burnaby BC, Canada

Steve Clare         500             500         Nil           Nil
9th Floor
555 Burrard Street
Vancouver BC
Canada

<page 12>

Brian Cole          500             500         Nil           Nil
405-1680
Balsam Street
Vancouver BC
Canada

Gordon Downsley     500             500         Nil          Nil
1000 Castle Crescent
Port Coquitlam BC
Canada

Farline       100,000       100,000          Nil               Nil
Venture Corp.
William Iny
3408 West 28th
Vancouver BC
Canada

Anthony Fierro     500          500          Nil               Nil
428 East 36th
Avenue
Vancouver BC
Canada

Bev Funston        500          500          Nil              Nil
525-999 West
Hastings Street
Vancouver BC
Canada

Jean Godfrey       500          500          Nil              Nil
302-1318 Beach
Drive
Victoria BC
Canada

<page13>


Gary Gough    100,000        100,000         Nil              Nil
4447 West 2nd
Avenue
Vancouver BC
Canada

Abeir Haddad  100,000         100,000        Nil              Nil
3507-1009 Expo
Boulevard
Vancouver BC
Canada

David Harris       500            500        Nil              Nil
515 East 8th
Street
North Vancouver
BC, Canada

Deb Harris         500            500        Nil               Nil
1022 Clare Street
Victoria BC
Canada

Richard Harris      500            500        Nil               Nil
6A-1131 Woodstock
Avenue
Victoria BC

Aaron Hoy         500             500         Nil             Nil
1430 West 7th
Avenue
Vancouver BC
Canada

Patti Kelly        500            500         Nil             Nil
Box 11
Gray Creek
BC, Canada

Eugene Larabie  190,000          190,000      Nil              Nil
332 Saint Patricks
Avenue
North Vancouver
BC, Canada

<page14>

Brian Ledingham  100,000         100,000      Nil              Nil
501-2464 West 1st
Avenue
Vancouver BC
Canada

Jason Longmore        500             500     Nil              Nil
1709-501 Pacific
Avenue
Vancouver BC
Canada

Amanda Marley-    100,000           100,000     Nil            Nil
Clarke
102-1639 Vine Street
Vancouver BC
Canada

Mike Magrum        200,000           200,000     Nil           Nil
2504-588 Broughton
Street
Vancouver BC
Canada

Michelle Morin     100,000            100,000     Nil          Nil
6-7361 Montecito
Drive
Burnaby BC
Canada

Andrew Pirie           500                 500     Nil         Nil
PO Box 2400
University of
Victoria
Victoria BC
Canada

Mike Ricci       210,000       210,000          Nil             Nil
5765-125A Street
Surrey BC
Canada

<page15>

Bruce Strebinger 200,000       200,000          Nil             Nil
283 Davie Street
Apt. 1203
Vancouver BC
Canada

Jeff Sundar           500           500          Nil             Nil
3326 Bayswater
Avenue
Coquitlam BC
Canada

Stephen Tickner       500           500          Nil             Nil
114 Nelson Street
Coquitlam BC
Canada

Anita Turner       100,000        100,000        Nil             Nil
1977 Cedar Village
Crescent
North Vancouver
BC, Canada

Julia Wang          100,000       100,000         Nil            Nil
7180 Bridge Road
Richmond BC
Canada

Glen Watson          100,000      100,000         Nil            Nil
1505- 1331 Homer
Street
Vancouver BC
Canada

Don Wilson               500           500        Nil            Nil
9288-149A Street
Surrey BC
Canada

<page17>

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,210,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The sales price to the public may be:

   1. The market price prevailing at the time of sale;
   2. A price related to such prevailing market price; or
   3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.\

<page18>

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $16,600. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

<page19>

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

<page20>

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880, Reno, Nevada, 89501.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Michael Waggett                   47

Suzette Lewis                     51

Executive Officers:

Name of Officer                  Age              Office
- --------------------           -----           -------
Michael Waggett                   47             President and Chief
                                                 Executive Officer and
                                                 a Director

Suzette Lewis                     51             Secretary, Treasurer
                                                 Chief Financial
Officer
                                                 and a Director
Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Michael Waggett:   Mr. Waggett has acted as our president and as a
director since our inception. He has been employed in the resource industry for the over ten years. From 1996 to 1997, Mr. Waggett acted as a director of United Compass Resources Ltd., where Mr.Waggett assisted in bringing financing to the company as well as various mineral prospects to the company. Circle Energy Inc.,a company involved in the exploration of mining and petroleum exploration respectively. From 1997 to 1998, he acted as a director of Curion Venture Corp., a British Columbia and Alberta reporting company involved in oil and gas exploration. Since 1999, he has provided corporate finance and shareholder relations consulting services to various Canadian reporting companies including Mount Dakota Energy Corp., Sovereign Chief Ventures Ltd., Kego Capital, a consulting firm that Mr. Waggett was employed by but later left the company due to lack of business. Copper Creek Ventures Ltd.where Mr. Waggett was formerly a director of, and assisted in financing the aquisiton of an oil and gas project; Westhill Ventures Inc. where Mr. Waggett was formerly a director and left the company due to time constraints with other business obligations. , Consolidated Pacific Bay Minerals Inc. and Minera Capital Corporation. Currently, Mr.Waggett is only required to spend 25% of his time managing and tending to our affairs.

Suzette Lewis: Ms. Lewis has served as our secretary, treasurer and as a director since our inception.. Since 1983, Ms. Lewis has owned and operated an interior design business. Prior to 1983, she was an institutional broker and fund manager with Canvest House in Toronto, Ontario, Canada. Ms. Lewis is required to spend time on the affairs of the company on an as-needed basis.

<page21>

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
________________________________________________________________________
Common         Michael Waggett                  1,000,000       23.752%
Stock          Director, President
               And Chief Executive
               Officer
               1645 Harbour Drive
               Coquitlam, British Columbia
               Canada

Common         Suzette Lewis                    1,000,000       23.752%
Stock          Director, Secretary, Treasurer
              Chief Financial Officer
               2004-1260 Nelson Street
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       2,000,000
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 4,210,000 shares of common stock issued and outstanding as of the date of this prospectus.

<page22>

                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 31, 2002, there were 4,210,000 shares of our common stock issued and outstanding that are held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

To date, we have not issued any preferred shares of the 10,000,000 preferred shares authorized.

<page23>

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Christopher J. Moran Jr., our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

<page24>

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on June 18, 2002 under the laws of the state of Nevada. On that date, Michael Waggett and Suzette Lewis were appointed as our directors. As well, Mr. Waggett was appointed as our president and chief executive officer, while Ms. Lewis was appointed as our secretary, treasurer and chief financial officer.

                   Description Of Business

In General

We are an exploration stage company. To date we have not conducted any exploration activities, but have spent $2,000 on our geological report to outline our planned exploration activities. We plan to engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading North Manchester Property option agreement. Our plan of operation is to conduct exploration work on the North Manchester Property in order to ascertain whether this claim possesses economic quantities of copper, nickel, platinum or palladium. There can be no assurance that economic mineral deposits, or reserves, exist on the North Manchester Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.
We have no plans, arrangements or understandings to enter into a business combination at this time.

<page25>

North Manchester Property Option Agreement

We have obtained the option to acquire a 70% interest, subject to a 1% net smelter returns royalty in favor of the vendor, in a mineral claim situated in the Province of Ontario, Canada. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. We refer to these mineral claims as the North Manchester Property.

We acquired our interest in the North Manchester Property pursuant to an agreement dated July 29, 2002 between Klondike Bay Resources and us. Klondike Bay Resources is the owner of the North Manchester Property. We paid cash consideration to Klondike Bay Resources for the grant of the option in the amount of $8,000 on July 29, 2002, concurrent with the execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are entitled to exercise the option to acquire the 70% interest in the North Manchester Property when we have:

(A) paid Klondike Bay Resources $8,000, which we paid upon the execution of the option agreement;

(B) incurred an aggregate of $200,000 in property exploration expenditures on the North Manchester Property within the following periods:

  (1)  $25,000 by July 31, 2003; and

  (2)  a further $175,000 by July 31, 2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Klondike Bay Resources the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to the North Manchester Property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 70% interest in the North Manchester Property, we are obligated to maintain in good standing the North Manchester Property by:

<page26>
  (A) completing and filing assessment work or making of payments in lieu thereof;
  (B) paying any applicable taxes; and
  (C) performance of any other actions necessary to keep the North Manchester Property free and clear of all liens and other charges.

Assessment work in the minimum amount of exploration that must be completed on mineral claims in order to keep in good standing. The Ontario government requires this in order to prevent people from acquiring mineral claims merely to hold them for resale, rather than for exploration purposes. Accordingly, each year, we will be responsible for filing an assessment report with Ontario's Ministry of Northern Development and Mines outlining the work that we have completed on the claims in the past 12 months.

All payments necessary to maintain the North Manchester Property in good standing for the next twelve-month period have been made.

If we successfully exercise the option to acquire a 70% interest in the North Manchester Property, we are obligated to enter into a joint venture agreement, the principal terms of which are as follows:

   the  joint  venture  agreement  will confirm  that  we  own  a  70%
     interest in the property and that Klondike Bay Resources will own the remaining 30% interest;

   We  and  Klondike Bay Resources will each have the right to appoint one member to a management committee that will determine exploration programs and budgets relating to the North Manchester Property;

   A member  of  the  management committee will be entitled  to  votes equal to its percentage interest in the property. Accordingly, at any meeting of the management committee, we will initially have 70 votes and Klondike Bay Resources will have 30 votes. We will essentially control the direction of exploration with our voting advantage;

   The  initial  operator of the joint venture will  be  Klondike  Bay
     Resources. As operator, Klondike Bay Resources will be responsible for overseeing the exploration programs recommended by the management committee. The management committee may change the operator if 75% of the eligible votes are cast in favor of such a change. Because we only will control 70% of the votes at the outset of the joint venture, we will not be able to remove Klondike Bay Resources as operator without its consent;

   Each  party  will  be  obligated  to  fund  its  proportion  of  an exploration program that the management committee proposes. We will be obligated to fund 70% of the costs associated with a program, while Klondike Bay Resources will be obligated to fund 30% of such costs. If either party is unable to fund its percentage of the proposed exploration costs, that party's interest in the property will be reduced based on a formula contained in the joint venture agreement. If a party's interest is reduced to 5% or less, his interest is automatically converted into a 2% net profits interest in the property. If a party's interest is reduced to 0%, the joint venture will terminate and the surviving party will own a 100% interest in the property; and

   Neither party may sell its interest in the North Manchester
     Property to a third party without first offering it to the other party on the same terms.

<page27>

Description of the North Manchester Property

The North Manchester Property comprises of 3 mining claim blocks located in Steet Tonwship, Sudbury Mining Division of Ontario, Canada. These claim blocks are represented by claim numbers 1192645,1192646, and 1192647 and cover an area in excess of 10,000 acres. Klondike Bay Resources re-staked the claims in June 2002. In order to keep the North Manchester Property in good standing, we must conduct at least $25,000 in exploration work on the claims by July 31, 2003.

Location and Access

The North Manchester Property is located in northeastern Ontario, Street Township, District of Sudbury. The property area lies within NTS 41 I/10. The block of claims, referred to in Section 2.2 below, is approximately centered on UTM coordinates (NAD 83, Zone 17) 524000E and 5161000N or 46 37' N latitude and 80 41' W longitude. In 1980 the magnetic declination in the region was approximately 9 30' West, increasing 5' west annually.

History of the North Manchester Property

Occurrences of native gold have been known since the early 1900s in the Wanapitei Lake region (Fairbairn, 1939). Bruce (1932) suggests that after the discovery of silver mineralization to the north in the Gowganda area much of the region was prospected in an attempt to locate additional deposits. Considerable exploration also occurred after the discovery of major copper - nickel deposits in Falconbridge and Maclennan Townships.

There exists very little in way of recorded exploration work on the property. To the south of the property area exploration has been carried out along the Street - Falconbridge Townships boundary for copper and nickel mineralization.

The only recorded work on the property area is airborne geophysical surveys carried out was by Nickel Valley Copper in 1956 and the Canadian Nickel Company in 1982.

Geological Report: North Manchester Property

We have obtained a geological evaluation report on the North
Manchester Property which was prepared by John M. Siriunas P.Eng. of Sudbury, Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the North Manchester
Property and the geological formations on the property.

In his report, Mr. Siriunas concludes that the North Manchester Property overlies an area that is prospective for the discovery of offset dykes that may contain nickel-copper-platinum group element mineralization. A dyke is a long and relatively thin body of rock that, while in a molten state, intruded a crack in older rocks. Often such dykes contain higher than normal concentrations of valuable minerals.

Mr. Siriunas states that overburden, loose soil that overlies the potentially mineralized rock, has been the main obstacle in exploration of prospective targets on the North Manchester Property. However, he asserts that improved techniques in geophysical surveys including advances in induced polarization surveys should aid us in current exploration of the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on his review of the geological data relating to the North Manchester Property and surrounding area, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program. Based upon the results of geological mapping, geochemical and geophysical surveys and surface sampling would be to determine the most favorable mineralized zones where drilling or other type of underground testing will be carried out. The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the North Manchester Property in order to make a preliminary assessment of mineralization. Mr. Siriunas estimates that a budget of $25,000 will be required to support this initial geological work program. The components of the budget are as follows:

PHASE 1

Line Cutting 50km @ $260 per km                  $ 13,000
Geophysics
Magnetics - VLF-EM 50km @ $150/km                $  7,500
Geophysical Consulting and Interpetation         $  1,800
Prospecting 20 days @ $135 per day               $  2,700
-----------------------                       -----------
   Total                                          $25,000

Mr. Siriunas recommended that the second phase of the exploration program consist of geophysical surveys and diamond drilling. The components of the estimated budget of $175,000 are as follows:

PHASE II

Geology
Mob/demob                               $ 1,500
Mapping, sampling                       $15,000
Trenching                               $ 5,000
Field support                           $ 6,500
Equipment, supplies, consumables        $ 2,000
Geochemical analyses                    $ 3,000
Compilation, reporting, interpretation  $ 4,000
Geochemistry
Sampling                                $12,000
Analyses                                $25,000
Reporting, interpretation                 4,000
Diamond drilling 1000m @ $70/m          $70,000
Contingencies                           $17,000
GST                                     $10,000

                              TOTAL    $175,000

<page28>

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as platinum, or industrial metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Diamond Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Siriunas concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

 Geology: North Manchester Property

The North Manchester property is underlain by Paleoproterozoic-age sediments of the Huronian Supergroup. The Manchester offet dike, a component of the Sudbury Igneous Complex, strikes toward the vicinity of the property

Four styles of mineralization, observed in other occurrences throughout the region, have particular importance for exploration on the North Manchester property. The highest potential for mineral deposits in the region is related to copper - nickel bodies within offset dikes. Two styles of mineralization are related to Nipissing diabase intrusives: the accumulation of copper and nickel sulphides with platinum group metals can occur at or near the base of an intrusive, while quartz - carbonate veining at or near the upper contact of a gabbro, especially in sheared portions, has the potential to host gold mineralization. Elsewhere, quartz - carbonate flooding of altered and brecciated portions of the Huronian Supergroup are known to host copper and gold mineralization. The associated alteration includes carbonatization, chloritization and albitization.

<page29>

Compliance with Government Regulation

We will commence business in Ontario when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to July 31, 2003.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Northern Development And Mines for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Northern Development and Mines. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Northern Development And Mines.. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

<page30>

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the North Manchester Property. We anticipate that the program will cost approximately $25,000.

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through July 31, 2003.

We plan on proceeding with phase one of the exploration program in spring of 2003. We anticipate proceeding with phase two of the exploration program, if warranted, in 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

<page31>

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $175,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the North Manchester property mineral claim, then our option in will terminate and we will lose all our rights and interest in the property . If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the North Manchester Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending November 30, 2002

We did not earn any revenues during the period ending November 30, 2002. We do not anticipate earning revenues until such time as we have not entered into commercial production of the North Manchester Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover econmic mineralization levels of minerals on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $2, for the period from our inception on June 18, 2002 to November 30, 2002. These operating expenses were comprised of a $8,000 option payment we made pursuant to the North Manchester property option agreement, consulting, audit and legal fees of $11,050 attributable to our corporate organization and the preparation and filing of this registration statement, North Manchester geology report expenses of $2,000 and office supply expenses of $166.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

                  Description Of Property

We have an option to acquire a 70% interest in the North Manchester Property, as described in detail in of this prospectus under the title North Manchester Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the North Manchester Property.

The North Manchester Property comprises 3 claims in the Sudbury Mining District of Ontario, Canada. Terry Loney, a proprietor of Klondike Bay Resources is the registered owner of the claims. The North Manchester Property is located in the northeast quadrant of Street township, Sudbury Mining District of Northern Ontario, Canada. There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

<page32>
         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 38 registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock will be available for resale to the public after June 4, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 42,100, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144 after June 4, 2003.

<page33>

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended August 31, 2002.

                  Annual Compensation

                                    Other  Restricted  Options/ LTIP
                                    Annual    Stock     * SARs
payouts  Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)
Comp.
_______________________________________________________________________
Michael  Pres.,
Waggett   CEO. & 2002    0     0       0      0          0        0
           Dir.

Suzette  Sec.,   2002   $0     0       0      0          0        0
Lewis    Tres.&
         Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Waggett. We do not pay Mr. Waggett any amount for acting as a director.

We do not have any employment or consulting agreement with Ms. Lewis. We do not pay Ms. Lewis any amount for acting as a director.

<page34>
                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending August 31, 2002, including:

  a. Auditors Report;

  b. Balance Sheet;

  b. Statement of Loss and Deficit;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements




















                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)


                         FINANCIAL STATEMENTS


                            AUGUST 31, 2002
                       (Stated in U.S. Dollars)



                           AUDITORS' REPORT




To the Shareholders
Northward Ventures Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Northward Ventures Inc. (an exploration stage company) as at August 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and shareholders' equity for the period from June 18, 2002 (date of inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2002 and the results of its operations and cash flows for the period from June 18, 2002 (date of inception) to August 31, 2002 in accordance with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $21,216 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                          "Morgan & Company"
September 10, 2002
Chartered Accountants


                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

BALANCE SHEET

                            AUGUST 31, 2002
                       (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 55,334
Prepaid expenses                                          2,500

                                                        $ 57,834

LIABILITIES

Current
Accounts payable and accrued liabilities                $ 2,050

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
4,210,000 common shares                                   4,210

Additional paid-in capital                                72,790

Deficit Accumulated During The Exploration Stage         (21,216)
                                                          55,784

                                                        $ 57,834



                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

   PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                       (Stated in U.S. Dollars)




Expenses
Consulting fees                                       $ 6,000
Office and sundry                                       166
Professional fees                                       5,050
Mineral property option payments                        8,000
Mineral property exploration expenditures               2,000

Net Loss For The Period                                 21,216

Deficit Accumulated During The Exploration Stage,       -
Beginning Of Period

Deficit Accumulated During The Exploration Stage,     $ 21,216
End Of Period


Basic And Diluted Loss Per Share                      $ (0.01)


Weighted Average Number Of Shares Outstanding        3,140,134

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF CASH FLOWS

   PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                       (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                 $ (21,216)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                          (2,500)
Accounts payable and accrued liabilities                  2,050
                                                          21,666

Cash Flows From Financing Activity
Share capital issued                                      77,000

Increase In Cash                                          55,334

Cash, Beginning Of Period                                 -

Cash, End Of Period                                     $ 55,334

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

AUGUST 31, 2002
                       (Stated in U.S. Dollars)



                           COMMON STOCK
                                      ADDITIO
                                        NAL
                     SHARES   AMOUNT  PAID-IN  DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 June 18, 2002       -        $-      $ -      $ -      $ -

June 2002 - Shares
issued for cash at   2,000,000  2,000    -        -        2,000
$0.001

July 2002 - Shares
issued for cash at   1,000,000  1,000    9,000    -        10,000
$0.01

July 2002 - Shares    1,200,000  1,200    58,800   -        60,000
issued for cash at
$0.05

August 2002 - Shares
issued for cash at   10,000    10       4,990    -        5,000
$0.50

Net loss for the     -         -        -        (21,216) (21,216)
period

Balance, August 31,  4,210,000 $4,210  $ 72,790 $ (21,216) $ 55,784
2002

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2002
                       (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

 a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on June 18, 2002. The Company's intended year end is August 31, 2002.

 b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $21,216 for the period from June 18, 2002 (inception) to August 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:
                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2002
                       (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2001, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.





                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2002
                       (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated July 29, 2002, to acquire a 70% interest in three mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made cash payments totalling $8,000 on signing and must incur exploration expenditures totalling $200,000 as follows:

  Exploration expenditures:

  -    $25,000 by July 31, 2003;
-    A further $175,000 by July 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.






























                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)


UNAUDITED INTERIM FINANCIAL STATEMENTS


                           NOVEMBER 30, 2002
                       (Stated in U.S. Dollars)
                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

BALANCE SHEET
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                             NOVEMBER    AUGUST
                                                30         31
                                               2002       2002

ASSETS

Current
Cash                                         $ 47,775   $ 55,334
Prepaid expenses                               2,414      2,500

                                             $ 50,189   $ 57,834

LIABILITIES

Current
Accounts payable and accrued liabilities     $ -        $ 2,050

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
4,210,000 common shares                        4,210      4,210

Additional paid-in capital                     72,790     72,790

Deficit Accumulated During The Exploration     (26,811)    (21,216)
Stage
                                               50,189     55,784

                                             $ 50,189   $ 57,834



                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                                        PERIOD
                                                         FROM
                                                        DATE OF
                                              THREE    INCEPTION
                                             MONTHS     JUNE 18
                                              ENDED     2002 TO
                                            NOVEMBER   NOVEMBER
                                               30         30
                                              2002       2002

Expenses
Consulting fees                             $ -        $6,000
Filing fees                                   1,171     1,171
Office and sundry                             48        214
Professional fees                             4,376     9,426
Mineral property option payments (Note 4)     -         8,000
Mineral property exploration expenditures     -         2,000

Net Loss For The Period                       5,595     26,811

Deficit Accumulated During The Exploration
Stage, Beginning Of Period                    21,216    -

Deficit Accumulated During The Exploration
Stage, End Of Period                        $ 26,811   $26,811


Basic And Diluted Loss Per Share            $ (0.01)


Weighted Average Number Of Shares             4,210,000
Outstanding

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF CASH FLOWS
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                                        PERIOD
                                                         FROM
                                                        DATE OF
                                              THREE    INCEPTION
                                             MONTHS     JUNE 18
                                              ENDED     2002 TO
                                            NOVEMBER   NOVEMBER
                                               30         30
                                              2002       2002

Cash Flows From Operating Activities
Net loss for the period                     $ (5,595)  $(26,811)


Adjustments To Reconcile Net Loss To Net
Cash Used By Operating Activities
Prepaid expenses                              86        (2,414)
Accounts payable and accrued liabilities      (2,050)   -
                                              (7,559)   (29,225)


Cash Flows From Financing Activity
Share capital issued                          -         77,000

(Decrease) Increase In Cash                   (7,559)   47,775

Cash, Beginning Of Period                     55,334    -

Cash, End Of Period                         $ 47,775   $47,775

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

NOVEMBER 30, 2002
                              (Unaudited)
                       (Stated in U.S. Dollars)



                           COMMON STOCK
                                      ADDITIONAL
                     SHARES   AMOUNT  PAID-IN  DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 June 18, 2002       -        $-      $ -      $ -      $ -

June 2002 - Shares
issued for cash at   2,000,000  2,000    -        -        2,000
$0.001

July 2002 - Shares
issued for cash at   1,000,000  1,000    9,000    -        10,000
$0.01

July 2002 - Shares   1,200,000  1,200    58,800   -        60,000
issued for cash at
$0.05

August 2002 - Shares
issued for cash at   10,000    10       4,990    -        5,000
$0.50

Net loss for the     -         -        -        (21,216)   (21,216)
period

Balance, August 31,  4,210,000  4,210    72,790   (21,216)   55,784
2002

Net loss for the     -         -        -        (5,595)   (5,595)
period

Balance, November    4,210,000 $4,210  $ 72,790 $ (26,811) $ 50,189
30, 2002

                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                              (Unaudited)
                       (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

  The unaudited interim financial statements as of November 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the August 31, 2002 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

 c)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on June 18, 2002. The Company's intended year end is August 31, 2002.

 d)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $26,811 for the period from June 18, 2002 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.







                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                              (Unaudited)
                       (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.





                        NORTHWARD VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                              (Unaudited)
                       (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2001, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated July 29, 2002, to acquire a 70% interest in three mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interests, the Company made cash payments totalling $8,000 on signing and must incur exploration expenditures totalling $200,000 as follows:

  Exploration expenditures:

  -    $25,000 by July 31, 2003;
-    A further $175,000 by July 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 4.







            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

<page36>

                                Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

<page37>

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $   101.60
Transfer Agent Fees                                         $  2,000
Accounting fees and expenses                                $  3,500
Legal fees and expenses                                     $ 10,000
Edgar filing fees                                           $  1,000
                                                            --------
Total                                                       $16,601.60
                                                            ========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 1,000,000 shares of our common stock to Mr. Michael Waggett and 1,000,000 shares of our common stock to Mr. Suzette Lewis on June 21, 2002. Mr. Waggett is our president, chief executive officer and a director. Ms. Lewis is our secretary, treasurer, chief financial officer and a director. Mr. Waggett and Ms. Lewis acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 10 purchasers on July 15, 2002. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.05 per share to a total of six purchasers on July 26, 2002. The total amount received from this offering was $60,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 10,000 shares of our common stock at a price of $0.50 per share to a total of 20 purchasers on August 14, 2002. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.
Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

<page38>

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1  Legal opinion of Christopher J. Moran Jr., Attorney at Law, with consent to use.
 10.1             Option Agreement dated July 29, 2002*
 23.1             Consent of Morgan & Company, Chartered Accountants
 23.2             Consent of John Siriunas, Professional Engineer
 99.1 Subscription Agreements relating to previous private offerings completed during 2002 pursuant to Regulation S*
 99.2             Disclosure Statement*


* Previously filed with form SB-2 on September 28, 2002.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

<Page39>

                            Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 6, 2002.

                         Northward Ventures Inc.

                         By:/s/ Michael Waggett
                              ------------------------------
                              Michael Waggett, President, Director
                              Chief Executive Officer


                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Waggett, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/ Michael Waggett   President, Chief Executive  February 10, 2003
----------------------- Officer and Director
Michael Waggett


/s/  Suzette Lewis      Secretary, Treasurer, Chief Financial  Officer
February 10 ,2003
----------------------- and Director
Suzette Lewis









                EXHIBIT 5.1
            Opinion as to Legality


                        OPINION AS TO LEGALITY

                       CHRISTOPHER J. MORAN, JR.

                             Attorney at Law
                        4625 Clary Lakes Drive
                        Roswell, Georgia 30075

  Telephone                            Telecopier
  (770) 518-9542                   (770)518-9640



                                  January 28, 2003


United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Northward Ventures Inc. - Registration Statement on Form SB-2
SEC File Number 333-100261

Ladies and Gentlemen:

I have acted as counsel for Northward Ventures Inc., a Nevada corporation (the "Company"), in connection with the review of the due incorporation of the Company. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed. I have not prepared or reviewed the registration statement or the prospectus and I do not opine on these documents.
 Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). This opinion opines upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

I consent to the filing of this opinion as an exhibit to the registration statement and consent to the references to my firm in the registration statement.



                                           Very truly yours;
                                   /s/   Chirstopher J. Moran Jr.
                                         Christopher J. Moran, Jr.





                EXHIBIT 23.1
        CONSENT OF MORGAN AND COMPANY
        CHARTERED ACCOUNTANTS







INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Northward Ventures Inc. on Form SB-2 of our Auditors' Report, dated September 10, 2002, on the balance sheet of Northward Ventures Inc. as at August 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on June 18, 2002 to August 31, 2002.

In  addition,  we  consent to the reference to us  under  the  heading
"Interests   Of  Named  Experts  And  Counsel"  in  the   Registration
Statement.




Vancouver, Canada
"Morgan & Company"

January 29, 2003
Chartered Accountants






















                Exhibit 23.2
          Consent of John Siriunas P.Eng
                       John N. Siriunas, P.Eng.
               25 3rd Side Road, Mon, ON, Canada L9T 2W5
          Tel: 416-570-9271 E-mail: sidus@gofta-be-mined.com

28 January, 2003

Northward Ventures Inc.,
1066 West Hastings  Street,
Suite 2100,
Vancouver, BC
V6E 3X2

Dear Sir:

This letter will constitute my permission for Northward Ventures Inc. to use my report of July 8, 2002, entitled "Report on the Manchester North Property, Street Township, District of Sudbury, Ontario" and prepared for Terry Loney, for any purposes normal to the business of Northward Ventures Inc. including any prospectus discussion of the report and to the report and/or myself being named in any registration statements.

Yours truly,

/s/John M. Siriunas
John M. Siriunas, P.Eng.